Exhibit 32.1

Certification of Principle Executive Officer and Principle Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, David J. O’Connor, Chief Executive Officer of New England Bancshares, a Maryland corporation (the “Company”) certify in my capacity as an officer of the Company that I have reviewed the annual report on Form 10-K for the year ended March 31, 2010 (the “Report”) and that to the best of my knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 25, 2010	David J. O’Connor
David J. O’Connor
President & Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.